As filed with the Securities and Exchange Commission on July 20, 2001
                                                 Registration File No. 333-53356


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2


                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                (Amendment No. 2)



                    Bulletin Board Information Services, Inc.
                    -----------------------------------------
                 (Name of Small Business Issuer in Its Charter)

        Delaware                    7137                       13-4100410
--------------------------------------------------------------------------------
     (State or Other          (Primary Standard             (I.R.S. Employer
    Jurisdiction            Industrial Classification      Identification No.)
    Incorporation               Code Number)
    or Organization)

        c/o Port Motors, 1036 Northern Boulevard, Roslyn, New York 11576
                              Tel: (516) 484-6633
--------------------------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

        c/o Port Motors, 1036 Northern Boulevard, Roslyn, New York 11576
                               Tel: (516) 484-6633
--------------------------------------------------------------------------------
(Address of Principal Place of Business or Intended Principal Place of Business)

                             Bruce Baron, President
                    Bulletin Board Information Services, Inc.
                                 c/o Port Motors
                             1036 Northern Boulevard
                             Roslyn, New York 11576
                               Tel: (516) 484-6633

                                 With Copies to:

Frank J. Hariton, Esq.                and  Martin S. Siegel, Esq.
1065 Dobbs Ferry Road                      Berlack Israels & Liberman, LLP
White Plains, New York 10607               120 West 45th Street
Tel: (914)674-4373 Fax: (914)693-2963      New York, New York 10036
                                           Tel: (212)704-0100  Fax (212)704-0196
--------------------------------------------------------------------------------
            (Name, Address and Telephone Number of Agent For Service)

         Approximate Date of Proposed Sale to the Public As soon as is practicable after the effective date of the Registration Statement

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                              CALCULATION OF REGISTRATION FEE
==========================================================================================================================
Title of Securities to           Amount to be              Proposed                   Proposed                 Amount of
be registered                     Registered               Maximum                    Maximum                Registration
                                                            Price                    Aggregate                   Fee**
                                                          Per Share*              Offering Price*
--------------------------------------------------------------------------------------------------------------------------
Units each comprised of            300,000                   $6.20                   $1,860,000               $  465.00
  one share of Common
Stock, par value $.0001
  per share, and two
       Warrants
==========================================================================================================================
   Common Stock, par               300,000                      --                           --                      --
value $.0001 per share
 included in the Units
==========================================================================================================================
 Common Stock issuable             600,000                   $7.00                   $4,200,000               $1,050.00
   upon exercise of
       Warrants
==========================================================================================================================
   Underwriters Unit                30,000                   $.001                   $       30               $     .11
  Options to purchase
Units comprised of one
 share of Common Stock
   and two Warrants
==========================================================================================================================
   Shares of Common                 30,000                   $7.44                   $  223,200               $   55.80
 Stock included in the
 Units, issuable upon
      exercise of
  Underwriter's Unit
        Options
==========================================================================================================================
 Common Stock issuable              60,000                   $7.00                   $  420,000               $  105.00
   upon exercise of
 Warrants included in
  Units issuable upon
      exercise of
  Underwriter's Unit
        Option
==========================================================================================================================
         Total                                                                       $6,712,300               $1,675.91***
==========================================================================================================================

* Based on the offering price of the Units, and based upon the exercise price of the Options and Warrants registered hereby.
**  Calculated pursuant to Rule 457(h).
*** Previously paid.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective in such date as the Commission, acting pursuant to said Section 8(a) shall determine.


                              Cross Reference Sheet
                      Under Item 501 (c) of Regulation S-B

Item and Number                                                        Location in Prospectus
---------------------------------------------------------------------------------------------
1.       Front of Registration Statement                               Front of Registration Statement
         and Outside Front Cover of Prospectus                         and Outside Front Cover of Prospectus
2.       Inside Front and Outside Back                                 Inside Front and Outside Back
         Cover Pages of Prospectus                                     Cover Pages of Prospectus
3.       Summary Information and Risk Factors                          Prospectus Summary and Risk Factors
4.       Use of Proceeds                                               Use of Proceeds
5.       Determination of Offering Price                               Not Applicable
6.       Dilution                                                      Not Applicable
7.       Selling Security Holders                                      Selling Stockholders
8.       Plan of Distribution                                          Plan of Distribution
9.       Legal Proceedings                                             Legal Proceedings
10.      Directors, Executive Officers, Promoters                      Management
         and Control Persons
11.      Security Ownership of Certain                                 Principal Stockholders
         Beneficial Owners and Management
12.      Description of Securities                                     Description of Securities
13.      Interest of Named Experts and Counsel                         Experts; Counsel
14.      Disclosure of Commission Position                             Not Applicable
         on Indemnification For Securities Act Liabilities
15.      Organization Within Last Five Years                           Not Applicable
16.      Description of Business                                       Business of the Company
17.      Management's Discussion and Analysis                          Management's Discussion and Analysis
         or Plan of Operation
18.      Description of Property                                       Business of the Company - Property
19.      Certain Relationships and Related Transactions.               Certain Transactions
20.      Market for Common Equity and Related                          Market for Common Equity and Related
         Stockholder Matters                                           Stockholder Matters
21.      Executive Compensation                                        Management - Executive Compensation
22.      Financial Statements                                          Financial Statements
23.      Changes in and Disagreements With                             Not applicable
         Accountants on Accounting and
         Financial Disclosure

Subject to Completion, July 20, 2001
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PROSPECTUS
                                  300,000 Units
                    BULLETIN BOARD INFORMATION SERVICE, INC.
                              EACH UNIT CONSISTS OF
                            ONE SHARE OF COMMON STOCK
                                       AND
                  TWO REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                          OFFERING PRICE $6.20 PER UNIT


         This is an initial public offering, the "offering", of units by Bulletin Board Information Service, Inc., hereinafter referred to as "BBISI" or "we" or "us". Our units will be sold on a 75,000 units minimum, 300,000 maximum basis. Each unit consists of one share of our common stock, par value $.0001 per share, and two redeemable warrants. The units are immediately separable and the warrants are immediately exercisable. Please see "Description of Securities" on page __ for a description of the terms of the common stock and warrants. Until the minimum number of units have been sold, all investor funds will be held in a non-interest bearing account at Continental Stock Transfer & Trust Company, New York, New York 10004.The Offering will be open for a period of ninety days from the date of this Prospectus (unless sooner terminated or unless extended by us and the Underwriter for an additional 90 days). If the minimum is not sold within that time period, all monies will be promptly returned to investors without interest thereon or any deduction therefrom.

         We have retained Vertical Capital Partners, Inc., the "Underwriter" to assist us in selling the units on a best efforts, 75,000 units or none basis. See "Underwriting" on page __. We will apply for inclusion of the common stock and warrants on the Over the Counter Bulletin Board, but this might not happen. Prior to this offering there has been no public market for the trading of our common stock or warrants.


The purchase of the units involves a high degree of risk and immediate substantial dilution. See "Risk Factors" commencing on page __ and "Dilution" commencing on page __.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

---------------------------------------------------------------------------------------
                                Price to       Underwriting Discounts      Proceeds to
                                 Public            and Commissions              us
---------------------------------------------------------------------------------------
 Per Unit                       $     6.20             $    .62             $    5.58
---------------------------------------------------------------------------------------
 Total, Minimum Offering        $  465,000             $ 46,500             $  418,500
---------------------------------------------------------------------------------------
 Total, Maximum Offering        $1,860,000             $186,000             $1,674,000
---------------------------------------------------------------------------------------

                 THE DATE OF THIS PROSPECTUS IS JULY ___, 2001.
                         VERTICAL CAPITAL PARTNERS, INC.
                         488 Madison Avenue - 8th Floor
                              New York, N.Y. 10021
                               Tel: (212) 446-0006

                       WHERE YOU CAN FIND MORE INFORMATION


         We have filed with the Securities and Exchange Commission (the "Commission" or the "SEC") a registration statement on Form SB-2 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act") covering the Units offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For more information about the Units, Warrants, Common Stock or BBISI, you should read the Registration Statement and related exhibits, annexes and schedules. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete, and in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. You may inspect and copy the Registration Statement and related exhibits, annexes and schedules at the Commission's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Information about the operation of the Public Reference Room of the Commission may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants, like we will be after this offering, that file electronically with the Commission. The address of the Web site is: http://www.sec.gov.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND THE WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

A SIGNIFICANT AMOUNT OF THE UNITS TO BE SOLD IN THIS OFFERING MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITER. SINCE THE UNDERWRITER WILL NOT MAKE A MARKET IN OUR SECURITIES, THIS MAY EFFECT THE MARKET FOR AND LIQUIDITY OF BBISI'S SECURITIES IN THE EVENT THAT ADDITIONAL BROKER-DEALERS DO NOT MAKE A MARKET IN BBISI'S SECURITIES, WHICH MAY NOT HAPPEN, IT IS POSSIBLE THAT THE MARKET FOR YOUR COMMON STOCK AND WARRANTS COULD BECOME ILLIQUID. THIS COULD EFFECT YOUR ABILITY TO TRADE YOUR COMMON STOCK AND WARRANTS.

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, UNITS ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         EXCEPT FOR HISTORICAL FACTS THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ANY STATEMENTS IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE CONSIDERED TO BE FORWARD- LOOKING STATEMENTS. WRITTEN WORDS SUCH AS "MAY", "WILL", "EXPECT", "PROJECT", "BELIEVE", "ANTICIPATE", "ESTIMATE", "CONTINUE", OR OTHER VARIATIONS OF THESE OR SIMILAR WORDS, IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY, DEPENDING ON A VARIETY OF FACTORS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO:
o        COMPETITIVE PRESSURES FROM OTHER COMPANIES OPERATING IN OUR
         AREAS OF BUSINESS,
o        CHANGING TECHNOLOGIES,
o        THE GENERAL INTEREST IN THE SECURITIES MARKET,
o        THE LACK OF ADEQUATE CAPITAL TO FUND CONTINUING OPERATIONS,
o        ACCEPTANCE OF OUR NEWSLETTER BY INVESTORS AND BY PUBLIC
         COMPANIES,
o GENERAL ECONOMIC CONDITIONS AND OTHER UNCERTAINTIES. NO ASSURANCE CAN BE GIVEN THAT BBISI HAS IDENTIFIED ALL OF SUCH RISKS OR POTENTIAL RISKS.

         WE DISCLAIM ANY OBLIGATION TO UPDATE ANY SUCH FACTORS OR TO PUBLICALLY ANNOUNCE THE RESULT OF ANY REVISIONS TO ANY OF THESE FORWARD LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS BASED ON SUBSEQUENT EVENTS OR DEVELOPMENTS.

--------------------------------------------------------------------------------

         ALL SHARE AND PER SHARE INFORMATION IN THIS PROSPECTUS HAVE BEEN ADJUSTED TO REFLECT A ONE FOR FOUR REVERSE STOCK SPLIT WHICH
WE EFFECTED IN OCTOBER, 2000.

                               PROSPECTUS SUMMARY

While we have attempted to summarize the most material aspects of the prospectus in this summary, you should be aware that because this is only a summary, this section of the Prospectus does not contain all the information that may be important to you. You should read the entire prospectus, especially "Risk Factors," beginning on Page _, and the Consolidated Financial Statements and Notes, before deciding to invest in our Units.


ABOUT US: Bulletin Board Information Service, Inc. ("BBISI", "we", or "us") was incorporated under the laws of the State of Delaware in February, 2000 and is not yet operational. We intend to become a comprehensive source for information on the Internet regarding companies traded on the Electronic Bulletin Board ("OTCBB"). We will develop a web based subscriber community at our pay for access web site, www.botcb.com, to utilize our information services. We will generate feature articles regarding selected OTCBB issuers using our own resources and information supplied by the issuers. We will indicate where information has been provided by the issuer. We do not expect to realize any revenues until several months after our web site is fully operational. For a more complete description of our proposed activities see "Our Business" on page
__.


         Our offices are located at 1036 Northern Boulevard, Roslyn, New York 11576. Our telephone number is (516) 484-6633. After completion of this Offering, we intend to move to other offices.

Securities Outstanding

         Shares of Common Stock outstanding prior to Offering            987,500
         Shares of Common Stock outstanding after Minimum Offering(1) 1,062,500 Shares of Common Stock outstanding after Maximum Offering(1) 1,287,500

(1) The above does not include the shares which may be issued if the Warrants are exercised. We also anticipate that in order to attract qualified personnel, we will grant options to new and prospective employees.

Terms of the Warrants: Each Warrant will entitle you to purchase one share of our Common Stock for $7.00 for a period of five years commencing on the date of this prospectus. The Warrants will adjust in the event of stock splits, combinations, stock dividends, recapitalizations and similar events. We have the right to redeem the Warrants for $.05 per Warrant by sending you a thirty day notice at a time when the Common Stock has had a closing bid price of at least $8.40 for twenty consecutive trading days. See "Description of Securities - Warrants."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Use of Proceeds: We intend to use the net proceeds of approximately $357,050 from the Minimum Offering or $1,570,500 from the Maximum Offering (excluding any funds that may be raised upon exercise of the Warrants) for the development of our internet based business, for advertising, to hire qualified personnel and for working capital. See "Use of Proceeds".


Risk Factors: Your investment in our Units involves a high degree of risk. For a discussion of certain risk factors, including, but not limited to, the risk that you may lose your entire investment, substantial immediate dilution and the lack of any trading market for the securities being offered, see "Risk Factors".

                          SUMMARY FINANCIAL INFORMATION


         The following table summarizes certain selected financial information of BBISI as at and for the periods ended December 31, 2000 and March 31, 2001, and as adjusted for the receipt of the proceeds of the Minimum, and the Maximum Offering, and is qualified in its entirety of the more detailed Financial Statements and Notes thereto incorporated by reference into this Prospectus.

Balance Sheet Data:
                   As at December 31, 2000      As at March 31,      As Adjusted       As Adjusted
                           (audited)                2001               Minimum           Maximum
                                                                       Offering          Offering
Total Assets               $ 48,070                $27,810             $ 384,860        $1,598,310
Liabilities                $  9,500                $ 4,500             $   4,500        $    4,500
Stockholders' Equity       $ 38,570                $23,310             $ 380,060        $1,593,810

Statement of Operations and Accumulated Deficit Data:
                           Period from February 9, 2000 (inception)       January 1, 2001
                           to December 31, 2000                           to March 31, 2001
                           (audited)
Revenues                            $      0                                  $      0
Expenses                            $ 15,380                                  $ 15,260
Net Loss                            $(15,380)                                 $(15,260)
Net Loss Per Share                  $   (.02)                                 $   (.02)

--------------------------------------------------------------------------------

                                  RISK FACTORS

         An investment in the Units offered by this Prospectus is speculative and involves a high degree of risk, including the risk factors described below. In addition to the other information presented in this Prospectus, each prospective investor should carefully consider the following risk factors inherent in and affecting our business and this Offering before making an investment decision.


We are a Development Stage Company and we Anticipate Losses. Our Auditors have included a "Going Concern Qualification in their Report. We have not yet commenced commercial operations and are in the development stage. Consequently, you may anticipate that our operations will be subject to numerous problems, delays, expenses and difficulties typically associated with the development of a new business, many of which may be beyond our control. These include, but are not limited to, unanticipated problems and additional costs relating to establishing a web site and hiring qualified personnel. From our inception in February 2000 to March 31, 2001 we incurred a loss of $30,640. We will incur operating losses until such time, if ever, that we derive regular and substantial revenues from our subscribers and from issuers. We might not successfully complete the transition from a development stage company to profitability, or, if such transition is successful, that we will be able to maintain profitability. As a result of these considerations, our auditors have included a "Going Concern" qualification in their report on our financial statements. Our operations to date have been minimal and our costs and expenses have primarily been related to the costs of this offering. As we incur losses, the value of the securities that you purchase in this offering may decrease. See "Business".


There is a Great Likelihood that we will Require Additional Financing Which may Negatively Effect our Stock Price. If we are successful in establishing our web-site, we may be required to expand our operations to take advantage of market opportunities. Alternatively, unforseen difficulties may result in an increase in our operating expenses. We may not achieve profitability before expending the proceeds of this offering. As a result we may be required to raise additional funds. We can not assure you that we will be able to raise additional financing on acceptable terms. If we can not raise additional financing, our business operations may have to be cut back severely. If we are forced to raise additional funds on unfavorable terms, the value of the securities you have purchased in this offering may decrease.


Our Revenues May Fluctuate Which may Cause Cash Flow Problems. We expect that our operating results will fluctuate significantly in the future as a result of a variety of factors, many of which are beyond our control. These factors include
- fluctuating demand for the advertising products we offer relative to the state of the capital markets,
- consumers' acceptance of e-commerce,
- the level of traffic on our web site,
- the introduction of new or enhanced services by our competitors,
- changing personnel requirements to address changes in technology,

- competition and promotional campaigns by us  or any of our competitors,
- engineering or development fees required to be paid in connection with adding new web site development and publishing tools,
- general economic conditions, and economic conditions specific to the Internet or all or a portion of the technology market.

         In response to changes in the competitive environment, we may, from time to time, make certain pricing, service or marketing decisions or business combinations that could have a material adverse effect on our financial condition and operating results. We expect to experience seasonality in our business, with user traffic on our web site potentially being lower during the summer and year-end vacation and holiday periods when overall usage of the Internet may be lower. Because web-based e-commerce is an emerging market, additional seasonal and other patterns may develop in the future as the market matures. Any seasonality is likely to cause quarterly fluctuations in our operating results and may result in liquidity problems for our business.


We Will Face Intense Competition in the E-commerce Market. The costs of entering our line of business are not particularly high. Some of the other companies who are primarily focused on creating a web - based investor subscription community on the Internet are Stock Research Group, Gigweb, Stockhouse and Stockscape. All of these competitors are significantly larger than us and more established and known in the Internet industry. We will likely also face competition in the future from web directories, search engines, shareware archives, content sites, commercial online service providers, sites maintained by Internet service providers and other entities. There can be no assurance that our competitors and potential competitors will not develop investor communities that are equal or superior to our's or that achieve greater market acceptance than we do. Accordingly, we will likely face increased competition, resulting in pressure on our advertising revenues. We also expect to compete, to some degree, with other information service providers which have established major financial sites, such as Quicken, Yahoo Finance, MarketWatch, PCQuote, BigCharts and others. All of our existing competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than us. Entities with which we might in the future seek to enter into a strategic relationship may have already established collaborative relationships with our competitors or potential competitors, and other high-traffic web sites. See "Our Business - Competition" on page __.


Our Business is Subject to Technological Changes. The market in which we compete is characterized by rapidly changing technology, evolving industry standards, frequent new product and service announcements, enhancements, and changing customer demands. Our success will depend on our ability to adapt to rapidly changing technologies, industry standards, and our ability to continually improve the speed, performance, features, ease of use and reliability of our web site. If we fail to rapidly adapt in a changing environment it will have a material adverse effect on our business. Introducing new technology into our systems may require significant amounts of capital, substantial amounts of personnel resources and could take significant time to complete. We might not be successful at integrating such technology into our web site on a timely or effective basis.

We have not Conducted any Formal Market Studies. We will establish a Bulletin Board information web site specializing in OTCBB securities. There are other companies offering services similar to our's. We believe that we can distinguish ourselves from other similar web sites through budgeting funds for print and radio advertising to attract subscribers. We have not conducted and will not conduct any formal marketing studies regarding the effectiveness of our proposed operations. If our business fails to attract a sufficient number of subscribers to distinguish our web site from other similar web sites, then the investors may lose their entire investment in the Units.

Our Management Lacks Relevant Experience and We Will Need Additional Personnel. While Bruce Baron, our President, has over a decade's experience writing stock newsletters, including newsletters published on the Internet for paid subscribers, he has limited experience in marketing such services through other media. Even after we receive the proceeds of this Offering, we will have limited resources available with which to hire or retain qualified personnel to operate our business and no assurance is given that we will be able to do so. If we are not able to hire qualified technical, legal and administrative personnel, we will not be able to operate our business effectively and investors may lose their entire investment.

We Could be Subject to Government Regulation Directed at Internet Commerce. Other than laws of general application there are currently few laws or regulations directly applicable to access to or commerce on the Internet. But, due to the increasing popularity and use of the Internet, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governmental organizations, and it is possible that a number of laws or regulations may be adopted with respect to the Internet on matters including user privacy, user screening, taxation, infringement, pricing, content regulation and intellectual property ownership and infringement. The adoption of any such laws or regulations could slow or reverse the rate of growth in the use of the Internet, which could, in turn, decrease the demand for our services, and increase our cost of doing business. The applicability to the Internet of existing laws governing issues such as property ownership, copyright, trademark, trade secret, obscenity, libel and personal privacy is uncertain and developing. Any new legislation or regulation, or application or interpretation of existing laws, could have a material adverse effect on our results. A number of legislative proposals have been made at the federal, state, and local level that would impose additional taxes on the sale of goods and services over the Internet and certain jurisdictions have taken measures to tax Internet-related activities. It is possible that some type of taxes will be imposed upon Internet commerce in the future, and such legislation or other attempts at regulating commerce over the Internet might substantially impair the growth of commerce on the Internet and, as a result, adversely affect our opportunity to derive financial benefit from such activities. Due to the global nature of the Internet, it is possible that, web transmissions by us originating in the United States might become subject to the jurisdiction of foreign countries. Violations of local laws might be alleged or charged by state or foreign governments. We might unintentionally violate such laws. Laws regulating the Internet may be modified, or new laws enacted, in the future. Any of the foregoing developments could have a material adverse effect on our results.

We Could Be Required to Register as an Investment Advisor Under Federal Law and We Will Be Subject to State Regulation as an Investment Advisor. Depending on the development of our business, it may become necessary for us to register as an investment advisor under the Investment Advisor's Act of 1940, as amended. We may have to suspend our operations until such registration is effected and will incur additional costs in complying with the Investment Advisors Act. We have applied to the State of New York for registration as an investment advisor and will not operate our web site until we are licensed as an investment advisor by the State of New York. Based upon the growth of our subscriber community, we may be required to register as an investment advisor in other states. The requirement to register in various states, in addition to causing us to incur costs and expense, may result in delays in our operations and negatively impact our results.


We Could be Subject to Liability for Information Retrieved From or Through Our Web Site. Because materials may be downloaded by users of our web site and subsequently distributed to others, there is a possibility that claims will be made against us for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature, content, publication and distribution of such materials. Such claims have been brought, and sometimes successfully pressed, against web site operators in the past. We could have liability under the Securities Act for information provided to us and displayed on our web site, but we will seek to limit our exposure through the use of appropriate disclaimers. We could have liability under the Securities Act for information accessed through links provided at our web site. However, since such information is generally available, we do not believe that any such finding of liability is likely. We could be exposed to liability with respect to third party content accessible through our web site. If any third party content provided on our web site contains errors, a claim could be brought against us for losses incurred in reliance on such information. We could incur significant costs in investigating and defending against such claims, regardless of the outcome. We do not believe that we will have sufficient resources after the Offering to purchase insurance, do not contemplate purchasing insurance and, even if we were to obtain insurance, insurance may not be available to cover all such potential claims or may not be adequate to protect us from all liability that may be imposed on us.. Any imposition of liability on us could have a material adverse effect on BBISI's results.

Our Operations Will be Subject to Internet Security Risks. Experienced programmers or "hackers" may attempt to penetrate our computer network and effect our operations. The results of such intrusions may be that we incur liabilities and losses. A party who is able to penetrate our computer network security could misappropriate proprietary information or cause interruptions in our web site. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet, particularly as a means of conducting commercial transactions. Security breaches, or the inadvertent transmission of computer viruses, could expose us to loss, litigation and possible third party liability. We cannot be certain that any contractual provisions or legal disclaimers intended to limit our liability in such areas will be successful or enforceable.

Since We Have Never Paid a Dividend and Are Unlikely to Do So, You May Only Realize a Profit On Your Investment In BBISI Through A Market Rise In Our Securities. We have never paid, and have no intentions in the foreseeable future to pay, any dividends on our common stock. Therefore, if you purchase any Units in this offering, you may only realize a profit on your investment if the market price of our Common Stock or Warrants increases. See "Dividend Policy."

Your Warrants are Redeemable and This May Adversely Impact You. We may redeem the Warrants in certain circumstances. Our exercise of this right would force a holder of the Warrants to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holder to do so, to sell the Warrants at the then current market price when the holder might otherwise wish to hold the Warrants for possible additional appreciation or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants in the event of a call for redemption. Holders who do not exercise their Warrants prior to redemption will forfeit their right to purchase the shares of Common Stock underlying the Warrants. See "Description of Securities - Redeemable Warrants."

We Will Grant Underwriter's Options Which may Adversely Impact You. In connection with the Offering, we will issue up to 30,000 Underwriter's Options each to purchase a Unit for $7.44. To the extent that the Underwriter's Options and the Warrants issuable on their exercise are exercised, they would have a dilutive effect on the shares of Common Stock owned by persons investing in this Offering. The exercise of the Underwriter's Options is likely to occur at a time when we could probably obtain additional equity capital on terms more favorable than those provided by the Underwriter's Options. See "Underwriting."

We Are Authorized To Issue Preferred Stock Which, If Issued, May Adversely Affect Your Voting Rights and Reduce the Market Price of Our Common Stock. Our board of directors is authorized by our articles of incorporation to issue shares of preferred stock without the consent of our shareholders and any issuance of preferred stock may be detrimental to the value of the Common Stock. Our preferred stock, when issued, may rank senior to common stock with respect to voting rights, payment of dividends and amounts received by shareholders upon liquidation, dissolution or winding up. Such preferences will be set by our board of directors. The issuance of such preferred shares and the preferences given the preferred shares, do not need the approval of our shareholders. The existence of rights which are senior to common stock may reduce the price of our common shares. We do not have any plans to issue any shares of preferred stock at this time. See "Description of Securities".


We are Controlled by Our Management and Purchasers in this Offering will have No Control Over Our Affairs. Bruce Baron our founder and the only member of management who owns shares of our Common Stock, owns 500,000 shares, or 50.6%, of our outstanding Common Stock. After the Minimum Offering Bruce Baron will own

47.1% of our outstanding Common Stock and after the Maximum Offering Bruce Baron will own 38.8% of our Common Stock of the outstanding stock. Accordingly, he will be in a position to control our affairs. See "Principal Shareholders".

Penny Stock Regulations May Effect the Value of Your Units. The U.S. Securities and Exchange Commission (the "Commission") recently adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and sales person compensation information, must be given to the customer orally or in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Although the Offering's price of our Common Stock has been set at $6.00, no assurance can be given that prices above $5.00 will be maintained in any trading market that might develop. If the price of the Common Stock drops below $5.00 it would be subject to the penny stock rules and investors in this Offering may find it more difficult to sell their Common Stock until BBISI's Common Stock trades on the Nasdaq (which may never occur) and/or sells at a price greater than $5.00 per share.


The Offering Price and Structure of the Units was Determined Solely by us and the Underwriter. The price of the Units and the terms of the Warrants have been determined by us and the Underwriter. In determining the Offering price, we have considered such matters as our financial condition, estimates of our business potential, the early stage of development of our business, the general condition of the securities market, and the "penny stock" rules. The Offering price of the Units should not, however, be considered an indication of the actual value of BBISI or its securities. The Offering price of the Units does not bear any relationship to the assets, net worth, results of operations, or other objective criteria of value applicable to us. Moreover, the Offering price of the Units should not be viewed as any indication of the future value of the Units.


You will Suffer Dilution when You Purchase the Units and You may Suffer More Dilution in the Future. This Offering involves immediate substantial dilution from the Offering price. Subsequent to this Offering, the net tangible book value of the Common Stock included in the Units offered hereby will be substantially less than the price at which you will purchase the Units. The book value of our shares (as at March 31, 2001) as adjusted for the sale of the Minimum Units will be $375,450 or $0.35 per share. Accordingly, in a Minimum Offering, purchasers of Units will sustain an immediate substantial dilution of their investment of $5.65 per share included in the Unit. The book value of our shares (as at March 31, 2001) as adjusted for the sale of the Maximum Units will be $1,589,100 or $1.23 per share. Accordingly, in a Maximum Offering, purchasers of Units will sustain an immediate substantial dilution of their investment of $4.77 per share included in the Unit.

Our Outstanding Common Stock May Adversely Affect the Market Price Of The Shares, Warrants and Units Which You Are Buying. We have 987,500 shares of our common stock presently issued and outstanding which will not be sold in this Offering. We cannot predict the effect, if any, that sales of these outstanding shares or the availability of those shares for sale, will have on the market prices of our Common Stock, but it can only be negative. These shares were all acquired at prices of $.60 as to 50,000 shares and $.004 as to the balance. All of these shares will become eligible for sale pursuant to Rule 144 under the Act at various times before September 1, 2001. Each of our present shareholders has agreed that without the Underwriter's consent they will not sell any of their shares until twelve months after the first closing hereunder and while each of those persons has further agreed to sell no more than 50% of their holdings prior to eighteen months from the first closing date without the consent of the Underwriter. See "Shares Eligible for Future Sale" on Page __.

No Trading Market May Ever Develop for Our Common Stock and Warrants and any Market that does Develop May be Sporadic or Volatile. Prior to this Offering there is no trading market for our Common Stock or Warrants. Although we intend to seek inclusion of the Common Stock and the Warrants on the OTCBB, we might not successfully accomplish this and you may have difficulty reselling your Common Stock and Warrants. Even if the Common Stock and the Warrants trade on the OTCBB, a regular trading market may not develop and, if such market does develop, it may not be sustained. Since our Underwriter is will not act as a market maker in our securities, we will require the services of other broker dealers who elect to make a market in our stock if a trading market is to be established. The OTCBB is an inter-dealer over- the-counter market which provides significantly less liquidity than either Nasdaq SmallCap or the Nasdaq National Market and quotes for securities traded on the OTCBB do not appear in the financial sections of newspapers. Therefore prices for securities traded on the OTCBB may be more difficult to obtain than securities included in Nasdaq. Furthermore, it is unlikely that lending institutions will be willing to accept the Common Stock or Warrants as collateral for loans, even if a trading market does develop.


We May Issue Substantial Amounts of Additional Shares Without Shareholder Approval. After this Offering, and assuming a sale of the maximum number of Units in the Offering, we will have an aggregate of approximately 7,000,000 shares of Common Stock authorized but unissued and not reserved for specific purposes. All of such shares may be issued without any action or approval by our shareholders. Although there are no other present plans, agreements, commitments, or undertakings by us with respect to the issuance of additional shares, or securities convertible into shares, any shares issued would further dilute the percentage ownership of BBISI held by the purchasers in this Offering. We have agreed that, with certain limited exceptions for stock options to employees and consultants, we will not issue additional shares of our common or preferred stock for a period of 24 months from the date of this prospectus at a price below $6.00 per share without the consent of the Underwriter. See "Description of Securities" on page __.


It will be Necessary for us to Update this Registration Statement or You May Not be Able to Exercise Your Warrants. So long as the Warrants or Option Units are exercisable, or in the event that we elect to reduce the exercise price or exercise period of the Warrants, we will be required to file one or more Post-Effective Amendments to our Registration Statement to update the general and financial information contained in this Prospectus. Although we have undertaken and intend to keep this Registration Statement current, we might not keep this Registration Statement current, and, if for any reason we do not do so, the Warrants will not be exercisable. If the Warrants can not be exercised because we have not updated this Registration Statement, then the value of the Warrants could suffer. These obligations could result in substantial expense to us and could be a hindrance to any future financing. Warrants may not be exercised after _______ ,200_, unless and until a Post-Effective Amendment has been filed and becomes effective. We will notify our transfer agent if Warrants may not be exercised due to the absence of an effective Post-Effective Amendment.

The Underwriter Will Not Act as a Market Maker. A significant amount of the Units which are to be sold in this Offering may be sold to customers of the Underwriter. The Underwriter does not act as market maker in any securities and will not be making a market in our securities. Since our securities are intended to trade on the OTCBB where quotations are submitted by market makers, the Underwriter's not acting as a market maker might reduce the likelihood that a trading market will develop in the Common Stock and Warrants and the liquidity of your Common Stock and Warrants could be severely adversely affected. Broker/dealers other than the Underwriter might not make a market in our securities. In the event that other broker/dealers fail to make a market in our securities, the possibility exists that the market for and the liquidity of your Common Stock and Warrants could be severely adversely affected.


State Blue Sky Registration will be Required to Exercise Your Warrants and We will not Qualify the Warrants in all States. We intend to qualify the sale of the Units in a limited number of states, although certain exemptions under certain state securities ("blue sky") laws may permit the Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified. Purchasers in those states may not be able to exercise their Warrants. Although the Units will not knowingly be sold to purchasers in jurisdictions in which they are not registered or otherwise qualified for sale, purchasers may buy Units or Warrants in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Warrants are not so registered or qualified during the period that the Warrants are exercisable. We may decide not to seek, or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In this event, we would be unable to issue shares of Common Stock to those persons desiring to exercise their Warrants. See "Description of Securities - Warrants."

Best Efforts Offering; Escrow of Investor's Funds. This Offering is being made on a "best efforts, all-or-none" basis with respect to the first 75,000 Units. Consequently, subscribers' funds may be escrowed for as long as 180 days and then returned without interest thereon or deduction therefrom in the event 75,000 Units are not sold within the offering period. Investors, therefore, will not have the use of any subscription funds during the subscription period. Since this Offering is being made on a "best efforts" basis, there can be no assurance that any of the Units will be sold or that the minimum will ever be reached. No commitment exists by anyone to purchase all or any of the Units offered hereby.. See "Underwriting."


Our Certificate of Incorporation has Certain Anti-Takeover Provisions, Including Additional Available Common Stock and Blank Check Preferred Stock. Our Certificate of Incorporation contains provisions that may discourage acquisition bids for your stock. The Board of Directors may issue additional shares of Common Stock without shareholder approval. The effect of these provisions may be to reduce the value of your stock. Our Certificate of Incorporation contains provisions which authorize our Board of Directors, without the consent of stockholders, to issue additional shares of Common Stock and issue up to 5,000,000 shares of Preferred Stock, par value $.0001 per share, in series, including setting the voting powers, designation, preferences, limitations, restrictions and relative rights of each series of Preferred Stock. Preferred Stock, issued in series, could potentially be utilized to discourage or defeat a take-over bid to control us. We know of no proposed take-over bid.


We May Issue Additional Shares Which Would Further Dilute Your Shares We may be required to issue additional shares of our Common Stock to attract employees and other personnel. If we do this, the percentage of our shares owned by purchasers in this Offering could be reduced and their respective voting power diluted.

This Offering Will Benefit Management. Upon the initial closing in this Offering, Bruce Baron will enter into an employment agreement with us providing for compensation to Mr. Baron at the rate of $50,000 per annum with a bonus of 4% of our pretax profits, if any. Until we realize revenues from operations, all of the monies paid to Mr. Baron will be our existing funds, which are very limited, when our existing funds have been expended, Mr. Baron's salary may be paid by funds received from investors in this Offering.

FOR ALL OF THE FOREGOING REASONS AND OTHERS SET FORTH IN THIS PROSPECTUS, THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND

OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THESE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN US.

               HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

         We presently anticipate the net proceeds from the sale of the Units after payment of commissions and expenses will amount to $357,050 if 75,000 Units are sold (the Minimum Offering) and $1,570,700 if the all 300,000 Units are sold (the Maximum Offering). We currently anticipate using the proceeds of this Offering substantially as follows:

                                    Minimum Offering           Maximum Offering
                                    ----------------           ----------------


Advertising and Promotion             $   60,000                  $  600,000
Executive and Other Salaries          $  100,000                  $  150,000
Office Expenses                       $   50,000                  $  250,000
Development of  web  site             $   25,000                  $   50,000
Working Capital                       $  122,050                  $  520,700


                                    ===============            ================
Total                                 $  357,050                  $1,570,700

         We estimate that Working Capital expenses will primarily consist of increases in one or more of the above enumerated categories of expense. Pending any such uses of the proceeds of this offering, we will invest the net proceeds of this offering in short-term, investment grade, interest-bearing instruments. We believe that the net proceeds from the Minimum Offering together with funds generated from operations, will meet our anticipated capital funding needs for at least the next 18 months even if none of the Warrants are ever exercised. However, if only the Minimum Offering occurs, our advertising and staffing levels will be reduced.

                                 CAPITALIZATION


The following table presents our capitalization at of March 31, 2001, and as adjusted: (i) to give effect to the sale of the minimum of 75,000 Units in this offering and to the application of the estimated net proceeds of approximately $357,050 and (ii) to give effect to the sale of maximum of 300,000 Units in this offering and the application of the estimated net proceeds of approximately $1,570,700.



                                            March 31, 2001       As Adjusted              As Adjusted
                                            Actual               Minimum Offering         Maximum Offering
Shareholders' equity:
Common stock, $0.0001 par value,
8,750,000 shares authorized;
987,500 shares (actual),
1,062,500 shares (as adjusted
minimum); 1,287,500 shares
(as adjusted maximum)
issued and outstanding                      $      395             $      403              $      425


Additional paid-in capital                  $   53,555             $  410,187              $1,623,815


Retained Earnings (Deficit)                 $  (30,640)            $  (30,640)             $  (30,640)

Total shareholders' equity
and capitalization                          $   23,310             $  379,950              $1,593,600


                         DETERMINATION OF OFFERING PRICE

         We and the Underwriter have determined the initial $6.00 offering price of the shares of Common Stock, a $.10 offering price for each of the two Warrants in the Units, a $6.20 offering price for the Units and a $7.00 exercise price for the Warrants. The offering price and the terms of the Warrants is not based on the general condition of the equities market or the valuations of other companies in our market segment. The Offering price of the Units should not, however, be considered an indication of the actual value of BBISI or its securities. The Offering price of the Units does not bear any relationship to the assets, net worth, results of operations, or other objective criteria of value applicable to us. Moreover, the Offering price of the Units should not be viewed as any indication of the future value of the Units.

                                    DILUTION

         Dilution is the difference between the $6.00 purchase price you will pay for a share and the net tangible book value of that share immediately after you purchase it. In the event of a Minimum Offering you will experience an immediate and substantial dilution of $5.75 out of the $6.00 you pay for a share, because the net tangible book value of your shares will immediately be reduced to $0.25 In the event of a Maximum Offering you will experience an immediate and substantial dilution of $4.74 out of the $6.00 you pay for a share, because the net tangible book value of your shares will immediately be reduced to $1.26. In making these calculations, we have attributed $.10 to each of the two Warrants in each Unit.


         Our net tangible book value at March 31, 2001, was $ 23,310 or $0.02 per share of common stock. Net tangible book value per share represents the amount of total tangible assets less liabilities, divided by 987,500, the number of shares of common stock outstanding at March 31, 2001. See "Description of Capital Stock." After giving effect to the sale of the Minimum Offering of 75,000 Units, the as adjusted net tangible book value at March 31, 2001, would be $375,450 or $.35 per share. This represents an immediate increase in net tangible book value of $.33 per share to the existing shareholders and an immediate and substantial dilution of $5.65 per share to new investors. After giving effect to the sale of the Maximum Offering of 300,000 Units, the as adjusted net tangible book value at March 31, 2001, would be $1,589,100 or $1.23 per share. This represents an immediate increase in net tangible book value of $1.21 per share to the existing shareholders and an immediate and substantial dilution of $4.77 per share to new investors. The following table illustrates this per share dilution:

Public offering price per share of common stock being offered            $6.00
Net tangible book value per share - initial                              $0.02
Minimum Offering
Increase attributable to new investors (Minimum Shares)                  $0.33
Adjusted net tangible book value after offering (Minimum Shares)         $0.35
Dilution per share to new investors (Minimum Shares)                     $5.65
Dilution as a percentage of offering price (Minimum Shares)                 94%
Maximum Offering
Increase attributable to new investors (Maximum Shares)                  $1.21
Adjusted net tangible book value after offering (Maximum Shares)         $1.23
Dilution per share to new investors (Maximum Shares)                     $4.77
Dilution as a percentage of offering price (Maximum Shares)                 80%


         The following tables summarize the relative investments of investors pursuant to this offering and our current shareholders, based on a per share offering price of $6.00 before deduction of offering expenses, and assuming the sale of the Minimum Offering of 75,000 Units and the Maximum Offering of 300,000 Units.

                             Shares                        Total                Average Price
                            purchased                  Consideration             Per Share
                        Number        %              Amount         %
Minimum Offering


Existing
Shareholders (1)        987,500      92.9%         $   53,950      10.7%           $.055

New Investors
Minimum Shares           75,000       7.1%         $  450,000      89.3%           $6.00
Total (1)             1,062,500     100.0%         $  503,950     100.0%           $ .47


Maximum Offering

Existing
Shareholders (1)        987,500      76.7%         $   53,950       2.9%           $.055


New Investors
Maximum Shares          300,000      23.3%         $1,800,000      97.1%           $6.00
Total (1)             1,287,500     100.0%         $1,853,950     100.0%           $1.44

(1) The foregoing table does not give effect to the exercise of any of the Warrants, the Underwriter's Unit Option or any options issued or which may be issued under any stock option plan we might adopt.

         You should note that in preparing the above tables, we have allocated $.20 of the purchase price of the Units to the Warrants.

                               OUR DIVIDEND POLICY

         We have not paid, and have no current plans to pay, dividends on our common stock. Even if we were to elect to pay any dividends, we may incur indebtedness in the future, the terms of which may prohibit or effectively restrict dividend payments.

                         OVERVIEW AND PLAN OF OPERATIONS

         We were formed in February, 2000 and are in the early stage of our development. We will be engaged in the operation of a web site which will provide information regarding securities traded on the OTCBB. We expect to realize revenues from subscribers and from fees paid by issuers. To date our activities have been preparing for this Offering and we have not realized revenues. Our proposed web site is not yet operational. Upon receipt of the proceeds of this Offering we intend to commence operations which will include developing the web site, hiring personnel and commencing our marketing effort. We expect that the web site will be operational approximately two months after the receipt of the proceeds of this Offering, although we may encounter delays. Our goal will be to identify both user and issuer customers and to attract those customers through our web site content and our marketing efforts. We do not have any revenues and will not generate any meaningful revenues until after our web site attracts subscribers. We plan to attract and retain a significant number of subscribers through advertising in print and other non-web related media. We do not anticipate generating any meaningful revenue until at least several months following the consummation of this offering, if at all. Accordingly, a comparison of the year ended December 31, 2000 with any prior period is not meaningful. We anticipate that the proceeds of this Offering will sustain our operations for at least eighteen months and will adjust our expenditures, principally our marketing effort, to ensure that the proceeds of this Offering are sufficient for eighteen months.


         For further detail on how we will spend the proceeds of this offering see "How We Will Spend the Proceeds of This Offering" on page __. We do plan to spend approximately $25,000 to $50,000 on web site development, $25,000 on computer hardware and to hire three to five employees who will be engaged in web site operation.


         Since our inception through December 31, 2000 our cumulative net losses were $(4,569). We might not be able to attract a sufficient number of subscribers or issuers to achieve profitable operations.

                                  OUR BUSINESS


         Bulletin Board Information Service, Inc. ("BBISI", "we", or "us") was incorporated under the Laws of the State of Delaware in February, 2000 and is not yet operational. We changed our name from BBIS.com, Inc. to Bulletin Board Information Service, Inc. in April 2001. We intend to become a comprehensive source for information on the Internet regarding companies traded on the OTCBB. We are developing a web based subscriber community at our pay for access web site, www.botcb.com, to utilize our information services and plan to publish an on-line magazine containing information on OTCBB companies. We will generate feature articles regarding selected OTCBB issuers using our own resources and information supplied by the issuers. We will indicate where information has been provided by the issuer. The web site will provide links to OTCBB company web sites and market information. Our planned magazine will feature research reports on OTCBB companies. We plan to realize revenues from subscriber fees paid by the users of our web site, as well as fees paid by companies for articles available on this web site. Our hope is to distinguish our web site from other web sites offering information which is intended to be comprehensive with respect to OTCBB companies. The information we will offer will include a description of the business, current financial position, names and background of officers and directors, recent press releases, copies of reports filed by the OTCBB companies. We will also engage in directed print and radio advertising to attract fee paying users to our web site. A significant portion of the proceeds of this Offering are to be devoted to print and radio advertising to develop name recognition for our web site. (See "Use of Proceeds"). We believe that if we are successful in attracting fee paying subscribers, we will be able to charge companies higher fees for preparing reports on their business and prospects. We expect to construct our web site utilizing the proceeds of this Offering and expect that the web site will be fully operational approximately two months after we receive the proceeds from this Offering. We do not expect to realize any revenues until after our web site is operational. We do not intend to make any buy or sell recommendations with respect to any OTCBB or other company.


The Over the Counter Bulletin Board "OTCBB"

         The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in certain over-the-counter
(OTC) equity securities. An OTC equity security generally is any equity that is not listed or traded on Nasdaq(R) or a national securities exchange, but whose quotations are available to the public. OTCBB securities are OTC securites that have been approved for inclusion on the OTCBB by The National Association of Securities Dealers, Inc. after review as to whether they meet certain criteria. OTCBB securities include national, regional, and foreign equity issues, warrants, units, American Depositary Receipts (ADR's), and Direct Participation Programs (DPP's).

History


         In June 1990, the OTCBB began operation, on a pilot basis, as part of important market structure reforms. Although the operation of the OTCBB is subject to Securities and Exchange Commission (SEC) regulation, the SEC neither established nor maintains the OTCBB. The Penny Stock Reform Act of 1990 mandated the U.S. Securities and Exchange Commission to establish an electronic system that met the requirements of Section 17B of the Exchange Act. The system was designed to facilitate the widespread publication of quotation and last-sale information. Since December 1993, firms have been required to report trades in all domestic OTC equity securities through the Automated Confirmation Transaction Service sm (ACTsm) within 90 seconds of the transaction.

         On January 4, 1999, the SEC approved the OTCBB Eligibility Rule. Securities not quoted on the OTCBB as of that date were required to report their current financial information to the SEC, banking, or insurance regulators in order to be eligible to be quoted on the OTCBB. Non-reporting companies whose securities were already quoted on the OTCBB were granted a grace period to comply with the requirement that they become reporting companies. Those companies were phased in beginning in July 1999 and the phase in was completed in June 2000. Now that the phase in is completed, current financial information of all domestic companies that are quoted on the OTCBB is publicly available because all OTCBB issuers must have securities registered under the Exchange Act and must file periodic and other reports under the Exchange Act.


Features of the OTCBB:

o access to more than 6,500 securities; includes more than 400 participating market makers;
o transmits real-time quote, price, and volume information in domestic securities, foreign securities and ADR's; and
o displays indications of interest and prior-day trading activity in DPP's.

Comparison of Nasdaq(R) and OTCBB

         The OTCBB is a quotation medium for subscribing members, not an issuer listing service, and should not be confused with The Nasdaq Stock Marketsm. OTCBB securities are traded by a community of Market Makers that enter quotes and trade reports through a highly sophisticated, closed computer network. The OTCBB is unlike The Nasdaq Stock Market in that it does not impose listing standards relating to the size of the listed company and does not impose ongoing maintenance fees to quoted issuers. The OTCBB does not have specific asset and market cap standards for inclusion of securities. As a result of these differences, many OTCBB securities are generally in smaller companies than those listed on Nasdaq. The forgoing is not a complete discussion of the differences between the OTCBB and Nasdaq.

         The OTCBB is distinct from the Pink Sheets. The "Pink Sheets"(R) are operated by the National Quotation Bureau, LLC (NQB) and are a static paper quotation medium printed weekly and distributed to broker/dealers. An electronic version of the Pink Sheets is updated once a day and disseminated over market data vendor terminals. The Pink Sheets are owned and operated by the National Quotation Bureau, Inc., not The Nasdaq Stock Market, Inc.

Our Activities to Date and Planned Operations

         Until now we have been engaged in preparing to provide Internet investment research and services. We plan to establish and maintain a web site at www.botcb.com with links to other web sites that contain up-to-date information on the OTCBB maintained by the NASD. Our web site will include information on specific sectors of the market, and new developments concerning public companies. We believe that revenues will be derived from subscriptions to the web site as well as from issuers which subscribe for our services. Our services for issuers will include presentation in our planned on-line magazine, and the creation of links between our web site and the issuer's web site. We hope to be able to charge monthly fees to companies for these links. We will also seek to realize revenues from our on-line magazine by asking our readers whether they would like to receive additional information on BBISI and charging the company. Because many investors believe that the initiation of a public relations campaign will cause the price of a stock to rise, our web site will feature a "public relations" column that will name OTCBB companies that are initiating public relation campaigns. We will also seek to establish an OTCBB most active section on our web site with data regarding such companies as well as an OTCBB index, which will link to any OTCBB company that has a web site.

         Our ability to charge OTCBB issuers fees for our services will be dependent in large part on the size of our user subscriber base. We intend to attract users through directed print and radio advertising.

         We will seek to organize the content of our web site in a way to attract additional users. A main attraction of the web site will be the on line magazine. The magazine will feature articles on Bulletin Board Companies and will have a Public Relations column that will report on new Public Relations campaigns on Bulletin Board Companies. Since few Bulletin Board companies are followed by analysts on Wall Street we believe that the information offered in our magazine will attract fee paying users. The Magazine may have a research site that specializes in the Over The Counter Bulletin Board Companies. The web site may include an OTCBB most active section with the day's most active list of Bulletin Board stocks. This section may also feature news stories on these stocks from various sources. We believe that the monthly hits for this section of the web site will lead investors to look at our other features on our web site.

         The web site will include a Bulletin Board index where users can link with any bulletin board trading issuer that has a web site. We intend to give a brief corporate background on each issuer. We will also do this with newsletters, brokerage sites, and other financial service companies.


         We are aware of the sensitive regulatory climate in which we plan to operate. In March, 2000, the Securities and Exchange Commission announced that it had a special operation to target fraudulent and manipulative practices relating to the promotion of securities on the Internet. We are also aware that Regulation F-D, adopted by the Securities and Exchange Commission during 2000, will impact on our ability to obtain information from issuers that is not generally available to the public. Management expects to observe regulatory/compliance standards, however, no assurance can be given that BBISI will avoid regulatory inquiries, the costs of responding to regulatory inquiries, or the imposition of sanctions, fines or other penalties which it may incur.

Competition


         The market for community based e-commerce on the Internet is new and rapidly evolving and competition for visitors, advertisers, strategic partners and e-providers is intense and is expected to increase significantly in the future. The costs of entering our line of business are not particularly high. Some of the other companies who are primarily focused on creating a web - based investor subscription community on the Internet are Stock Research Group, Gigweb, Stockhouse and Stockscape. All of these competitors are significantly larger than us and more established and known in the Internet industry. We will likely also face competition in the future from web directories, search engines, shareware archives, content sites, commercial online service providers, sites maintained by Internet service providers and other entities. There can be no assurance that our competitors and potential competitors will not develop investor communities that are equal or superior to our's or that achieve greater market acceptance than we do. Accordingly, we will likely face increased competition, resulting in pressure on our advertising revenues. We also expect to compete, to some degree, with other information service providers which have established major financial sites, such as Quicken, Yahoo Finance, MarketWatch, PCQuote, BigCharts and others. Entities with which we might in the future seek to enter into a strategic relationship may have already established collaborative relationships with our competitors or potential competitors, and other high-traffic web sites. We will compete for issuer clients with other web sites and public relations firms. On all levels competition will be intense and many of the competitors will have greater resources than us. We plan to compete for subscribers through the content of our web site and through print media. We plan to compete for issuers through establishing a subscriber base. We might not be successful in these efforts.


Offices

         We currently maintains our office at 1036 Northern Boulevard, Roslyn, New York within the offices of Port Motors, an automobile dealership owned by Mr. Baron's parents. The arrangement is month to month with no charges to us. After the completion of the Offering, we intend to rent office space in New York City at $4,000 per month. We believe that there is sufficient office space available at such price for our needs in the New York City market.

                                   MANAGEMENT

         Our directors and executive officers are as follows:

Name                         Age                    Position(s) Held
----                         ---                    ----------------

Bruce Baron                   45                    President and a Director

Frances D'Ippolito            50                    Secretary and Treasurer

Lee B. First                  72                    Director

Victor DiBlasi                52                    Director

         The directors named above will serve until our first annual meeting of stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of our Board of Directors, absent any employment agreement. Mr. Baron will have an employment agreement as set forth on page __ .


Biographical Information

         Bruce Baron was elected our President and a Director upon our organization. He has been preparing investment newsletters for more than 10 years. He is currently editor and owner of the "Perception Investing" investment newsletter, which is located at the web site www.botcb.com and for more than 10 years has been the sole shareholder of Perception Investing Corp.

         Frances D'Ippolito has been Secretary and Treasurer since September 2000. Ms. D'Ippolito has been an assistant editor and vice president of Perception Investing with responsibilities in sales, bookkeeping and financial public relations for more than the past five years.

         Lee B. First was elected a director in September 2000. She has been a partner in the New York City Law firm of First & First since 1989 and prior thereto was she had been the Supervising Administrative Law Judge for the New York State Workers Compensation Board.

         Victor DiBlasi was elected a Director in December 2000. He has been active in the retail sale of furniture for more than ten years. He has operated the clearance center at the New York Design Center, a designer furniture outlet in New York City, since 1988. Since 1996, he has also operated Peter Lawrence, Ltd, New York, New York a sales representative for two country furniture manufacturers. Mr. DiBlasi received a B.A. from Seton Hall University in 1972.

Employment Agreement

         Simultaneously with the first closing hereunder, we will enter into a three year employment agreement with Bruce Baron which will provide for a base salary of $50,000 plus a bonus equal to 4% of pre-tax profits, if any, and contains a restrictive covenant.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth as of March 31, 2001, and assuming the sale of the Minimum Offering and the Maximum Offering information with respect to the beneficial ownership of BBISI's outstanding Common Stock by (i) each director and executive officer of BBIS, (ii) all directors and executive officers of BBIS as a group, and (iii) each shareholder who was known by BBIS to be the beneficial owner of more than 5% of the Company's outstanding Common Stock. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                              NUMBER                                  PERCENTAGE
NAME                          OF SHARES                               OF CLASS
----                          ---------                               --------

                                                                     After Minimum        After Maximum
                                                 Before offering        Offering             Offering
                                                 ---------------        --------             --------
Bruce Baron**                  500,000                50.6%               47.1%                38.9%

Frances D'Ippolito**                 0                  *                   *                    *

Victor DiBlasi**                     0                  *                   *                    *

Lee B. First**                       0                  *                   *                    *

Dr. Eugene Stricker            163,125 (1)            16.5%               15.3%                12.7%
42 Barrett Road
Lawrence, NY 11516

The SBS Limited
Partnership                    108,125 (1)            10.9%               10.1%                 8.4%
c/o Mark Schindler
330 East 75th Street.
 New York, NY 10021

RIC Ventures, LLC (2)           62,500                 6.3%                5.9%                 4.9%
c/o Roy Israel
63 Shelter Lane
Roslyn Heights, NY 11577
------------
All officers and
directors as a group
(4 persons)                    500,000 (1)            50.6%               47.1%                38.9%

*      Less than .1%
** The address for these persons is in care of BBISI and BBISI's address is c/o Port Motors, 1036 Northern Boulevard, Roslyn, New York 11576


         (1) Mark Schindler is the general partner of The SBS Limited Partnership. Dr. Stricker and The SBS Limited Partnership, each includes one half (6,250) of the 12,500 shares owned by Madison Venture Capital II, Inc., a company owned equally by Dr. Stricker and Mr. Schindler.

         (2) The principal owner of RIC Ventures, LLC is Roy Israel.

         Management has no plans to issue any additional securities to management, promoters or their affiliates or associates and will do so only if such issuance is in the best interests of BBISI's shareholders and complies with all applicable federal and state securities rules and regulations.

                              CERTAIN TRANSACTIONS

         We were organized in February, 2000 and sold an aggregate of 987,500 shares to our founders for $.004. The officers, directors and principal shareholders of BBISI purchased the founders' shares indicated under "Principal Shareholders" from BBISI at such price.

         Upon our organization, Bruce Baron invested $20,000 in us as a capital contribution. In September, 2000, Mr. Baron sold an aggregate of 50,000 of his shares to two non-affiliated accredited investors for $30,000 and contributed all of the proceeds of that sale to us.


         Madison Venture Capital II, Inc., a company owned by Dr. Eugene Stricker and Mark Schindler (the general partner of The SBS Limited Partnership), has entered into a five year business consulting agreement with us providing, as supplemented, for fees of $1,000 per month from October 2001, the commencement date of the consulting fees, to January 2002 and $2,000 per month thereafter. The services to be provided by Madison Venture Capital II, Inc. include development of budgets and operating plans and other general business services.


         All transactions with affiliated persons or entities have or will be approved or ratified by our Board of Directors which has and will include a majority of at least two disinterested Directors. All future transactions with affiliated persons or entities will be made on terms which, in the judgement of the Board of Directors, are no less favorable to us than can be obtained from unaffiliated third parties. We do not intend to make any loans to affiliated persons or entities, but, if such loans are ever made, any forgiveness of the loan will be ratified by at least two independent directors who have access to our independent counsel or other counsel at our expense.

                            DESCRIPTION OF SECURITIES

         We are authorized to issue 8,750,000 shares of Common Stock, $.0001 par value, and 5,000,000 shares of Preferred Stock, $.0001 par value. As of December 31, 2000 we had 987,500 shares of Common Stock outstanding, which were held by 15 holders of record, and no shares of preferred stock designated or outstanding.

Common Stock

         Holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors. Holders of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they chose to do so, and in such event, the holders of the remaining shares will not be able to elect any persons to our Board of Directors. The holders of Common Stock have no preemptive or other subscription or conversion rights with respect to any stock issued by us. The Common Stock is not subject to redemption, and the holders thereof are not liable for further calls or assessments. Holders of Common Stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available therefore and to share pro-rata in any distributions to the holders of Common Stock. There are no redemption or sinking fund provisions available to the Common Stock. All outstanding shares of Common Stock are validly authorized and issued and are fully paid and non-assessable, and the shares of Common Stock to be issued upon completion of the Offering will be validly authorized and issued, fully paid and non-assessable. We have agreed that, with certain exceptions for employee stock options, we will not issue any shares of our capital stock for 24 months from the date of this prospectus, at a price below $6.00 per share, without the Underwriter's consent.

Preferred Stock

         The Preferred Stock is issuable with such rights, preferences, privileges and such number of shares constituting each series to be fixed by our Board of Directors without further action by the holders of Common Stock or Preferred Stock. Our Board of Directors could, without stockholder approval, issue Preferred Stock with voting and conversion rights, which could dilute the voting power of the holders of the Common Stock. The issuance of shares of Preferred Stock by our Board of Directors could be utilized, under certain circumstances, as a method of preventing a takeover of BBISI. As of the date of this Prospectus, our Board of Directors has not designated any series of Preferred Stock and has not issued any Preferred Stock. There are no agreements or understandings for the issuance of any shares of Preferred Stock.

Warrants

         BBISI is offering up to 300,000 Units, each of which include two redeemable warrants. Each Warrant entitles the holder to purchase one share of our Common Stock for $7.00 from the date of this prospectus until , 2006 (five years from the date of this prospectus). All Warrants to be issued upon completion of the Offering will be validly authorized and issued, fully paid and non-assessable and the shares of Common Stock to be issued on their exercise will, on issuance, be validly authorized and issued, fully paid and non-assesable shares of Common Stock. The Warrants may be redeemed by us for $.05 if our Common Stock trades at $8.40 or above for twenty consecutive trading days ending within 30 days of the giving of such notice. The Warrants and Common Stock will trade separately from the first day of trading and BBISI will not seek a trading symbol for the Units.

         BBISI has reserved a sufficient number of shares of Common Stock for issuance upon any exercise of the Warrants and such shares, upon issuance, will be fully paid and non- assessable. The shares of Common Stock so reserved are included in the Registration Statement of which this Prospectus forms a part, and BBISI has filed an undertaking with the Securities and Exchange Commission that it will maintain an effective Registration Statement, by filing post effective amendments to this Registration Statement, throughout the term of the Warrants, with respect to the shares of Common Stock issuable upon exercise of the Warrants.

         The number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustments upon certain events, including the declaration by BBISI of a stock split, the reclassification, subdivision or combination of outstanding shares of Common Stock into a greater or lesser number of shares. In such event, the exercise price of the Warrants shall be adjusted accordingly.

         Warrant holders are not entitled to vote upon any matters presented to the holders of the Common Stock or to receive dividends until their Warrants have been exercised. There is no market for the Warrants, nor is there any assurance that a market might develop. Because only 600,000 Warrants will be outstanding in the event of a Maximum Offering and because substantially fewer Warrants could be outstanding after the Offering, the likelihood of an active trading market developing in the Warrants, in the opinion of Management, is uncertain.

         For the life of the Warrants, the holders thereof are given the opportunity to profit from any rise in the market value of BBISI's Common Stock at the expense of the holders of the Common Stock through the dilution of their equity interest in BBISI. The presence of the Warrants might adversely impact BBISI's ability to raise additional capital on favorable terms.

         With respect to BBISI, the lapse or non-exercise of any of the Warrants may result in ordinary income.

         The Warrants may be exercised by filling out and signing the appropriate notice of exercise form attached to the Warrant and mailing or delivering the same (together with the Warrant) to the Warrant Agent in time to reach the Warrant Agent prior to the time fixed for termination or redemption of the Warrants, accompanied by payment of the full warrant exercise price. Payment of the warrant exercise price must be made in United States currency by check, cash or bank draft payable to the order of BBISI. A certificate representing the shares of Common Stock issuable upon exercise of the Warrants will be issued as soon as practicable after receipt of the holder's request.


         As compensation for the Underwriter's services in soliciting the exercise of the Warrants issued herein, we have agreed to pay to the Underwriter a commission of five percent of the exercise price of all Warrants exercised beginning one year after the date hereof as the result of a solicitation made by the Underwriter. A commission for Warrant exercise will not be paid if (i) the market price of the Common Stock is lower than the exercise price; (ii) the Warrants are held in a discretionary account; (iii) disclosure of the compensation arrangements have not been made in documents provided to the holder of Warrants both as part of this offering and at the time of exercise; or (iv) the exercise of Warrants is unsolicited. An exercise of warrants will be presumed to be unsolicited pursuant to (iv) above unless the holder has indicated in writing that the transaction was solicited and has designated the broker/dealer which is to receive compensation for the exercise.

Transfer Agent and Warrant Agent

         The Transfer Agent for the Common Stock and the Warrant Agent for the Warrants is Continental Stock Transfer & Trust Company, 2 Broadway - 19th Floor, New York, New York 10004.

Possible Anti-Takeover Effects of Authorized But Unissued Stock

         After the Offering, BBISI will have approximately 7,000,000 authorized but unissued Common Stock and Preferred Stock. One of the effects of the existence of authorized but unissued capital stock may be to enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of BBISI by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of BBISI's management. In this regard, our Articles of Incorporation grant our Board of Directors broad power to establish the rights and preferences of the authorized and unissued Preferred Stock, one or more series of which could be issued entitling holders to vote separately as a class on any proposed merger or share exchange, to convert Preferred Stock into a large number of shares of Common Stock or other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control, or to exercise other rights designed to impede a takeover.

Limitation of Liability

         Our Certificate of Incorporation and By-laws limit the liability of directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, including gross negligence, except liability for (i) breach of the directors' duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not permit a corporation to eliminate a director's duty of care, and this provision of our Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of the duty of care.

         Our Certificate of Incorporation authorizes us to purchase and maintain insurance for the purposes of indemnification. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent for which indemnification will be required or permitted under our Certificate of Incorporation, By-laws or indemnification agreements. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Corporation Takeover Provisions

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

         BBISI is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Under Section 203, certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in our original certificate of incorporation not to be governed by
Section 203 (BBISI did not make such an election), (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to render or vote stock held by the plan) or, (iv) the business combination was approved by the Board of Directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or our majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. Section 203 could prohibit or delay a merger, takeover or other change in control of BBISI and therefore could discourage attempts to acquire us.

STOCKHOLDER MEETINGS AND OTHER PROVISIONS

         Under the By-laws, special meetings of the our stockholders may be called only by our President or by our President and Secretary at the request of a majority of the members of our Board of Directors. Stockholders are required to comply with certain advance notice provisions with respect to any nominations of candidates for election to our Board of Directors or other proposals submitted for stockholder vote. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of BBISI.


                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon the consummation of this Offering, we will have 1,062,500 shares of Common Stock outstanding in the event of a Minimum Offering and 1,287,500 shares of Common Stock outstanding in the event of a Maximum Offering. Only those shares of Common Stock sold in this Offering (75,000 shares if the minimum number of Units are sold, 300,000 shares if the maximum number of Units are sold) will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by an "affiliate" of BBISI (in general, a person who has a control relationship with BBISI, including our officers and directors) which will be subject to the limitations of Rule 144 adopted under the Securities Act of 1933, as amended. All of the remaining 987,500 shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended, in that such shares were issued and sold by BBISI in private transactions not involving a public offering. 937,500 of such remaining shares became eligible for sale under Rule 144 in February 2001 and 50,000 shares become eligible for sale under Rule 144 in September 2001.


         In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of BBISI (or other persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of BBISI for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

         Our present shareholders have agreed with the Underwriter not to sell or otherwise dispose of any of their shares of Common Stock for a period of 12 months from the date of this Prospectus and thereafter not to sell more than 50% of their shares for an additional six months without the prior written consent of the Underwriter.

         Prior to this Offering, there has been no market for the Common Stock or Warrants and no prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the our ability to raise capital through the sale of its equity securities.

                                  UNDERWRITING


         Subject to the terms and conditions set forth in the Underwriting Agreement, Vertical Capital Partners, Inc. (the "Underwriter") has agreed to use its best efforts to offer a minimum of 75,000 Units and a maximum of 300,000 Units to the public. The first 75,000 Units are offered on a best efforts, "all-or-none" basis at a purchase price of $6.20 per Unit. If the first 75,000 Units are sold, the Offering will continue on a "best efforts" basis, for an additional 225,000 Units. The Underwriter has made no commitment to purchase or take down all or any part of the Units offered hereby. The Underwriter has agreed to use its best efforts to find purchasers for the Units offered hereby within a period of 90 days from the date of this prospectus, subject to an extension by mutual agreement of the Underwriter and us for an additional period of 90 days. Each subscriber will receive from the Underwriter confirmation of his subscription to purchase Units with instructions to forward their funds to Continental Stock Transfer & Trust Company, 2 Broadway - 19th Floor, New York,

New York 10004. All proceeds raised in this offering will be deposited by noon of the next business day following receipt, in an escrow account maintained at Continental Stock Transfer & Trust Company. All subscriber checks will be made payable to the "Continental Stock Transfer & Trust Company as escrow agent for Bulletin Board Information Services, Inc.". If 75,000 Units are not sold within 90 days from the date of this Prospectus (which may be extended an additional 90 days) and the offering is cancelled, all monies received and held in the escrow account will be promptly returned to the investor without interest thereon or deduction therefrom. Pending distribution to us or return to the investors, escrowed funds will be invested in investments permissible under Securities Exchange Act Rule 15c2-4. In addition, during the period of escrow subscribers will not be entitled to a refund of their subscription. Our officers, directors and promoters may purchase Units towards the Minimum Offering. The Underwriter will receive a 10% commission and a 3% non-accountable expense allowance on all Units sold.


         The Units will be sold on a fully paid basis only. Common Stock and Warrant certificates will be issued to purchasers only if the proceeds from the sale of at least 75,000 Units are released to us. Until such time as the funds have been released by the escrow agent, such purchasers, if any, will be deemed subscribers and not stockholders. The funds in escrow will be held for the benefit of those subscribers until released to us, and will not be subject to our creditors or applied to the expenses of this offering.


         In addition to the discounts. set out on the cover page which we have agreed to allow to the Underwriter, we have agreed to pay to the Underwriter a non-accountable expense allowance equal to three percent of the aggregate price of all Units sold. We have already paid $15,000 towards this non-accountable expense allowance and if the minimum units are not sold, we, rather than investors, will bear this expense plus any other expenses of the offering.


         Upon the completion of this offering, we have also agreed to sell to the Underwriter for $.001 per option, or an aggregate of from $7.50 to $30, as additional compensation, an option for the purchase of up to 30,000 Units on the basis of one Unit for each ten Units sold to the public (the "Underwriter's Option"), each exercisable to purchase one Unit at a price equal to $7.44 beginning on the first anniversary and continuing until the fifth anniversary of the date of this prospectus. The Underwriter's Option may be exercised as to all or any lesser number of Units and contain provisions which require, under certain circumstances, that we register the Underwriter's Option and the underlying securities for sale to the public. The Underwriter's Options may not be sold, transferred, assigned, or hypothecated for a period of one year except to officers of the Underwriter, members of the underwriting group and their respective officers or partners. The Underwriter's Option's exercise price and the number of Option Units covered by the Underwriter's Options are subject to adjustment to protect the holders thereof against dilution in certain events. The Warrants underlying the Underwriter's Option are intended to be identical to the Warrants offered to the public hereunder.

         We have granted to the Underwriter the right to designate a member of our Board of Directors for a period of three years or, in the alternative, to designate a person to attend all Board of Directors meetings and to receive all notices and communications to Directors during such three year period, all at our expense. The Underwriter has not yet determined whether it will exercise these rights and has not yet determined who its designee might be if it does exercise these rights.


         As compensation for the Underwriter's services in soliciting the exercise of the Warrants issued herein, we have agreed to pay to the Underwriter a commission of five percent of the exercise price of all Warrants exercised beginning one year after the date hereof as the result of a solicitation made by the Underwriter. A commission for Warrant exercise will not be paid if (i) the market price of the Common Stock is lower than the exercise price; (ii) the Warrants are held in a discretionary account; (iii) disclosure of the compensation arrangements have not been made in documents provided to the holder of Warrants both as part of this offering and at the time of exercise; or (iv) the exercise of Warrants is unsolicited. An exercise of warrants will be presumed to be unsolicited pursuant to (iv) above unless the holder has indicated in writing that the transaction was solicited and has designated the broker/dealer which is to receive compensation for the exercise.


         BBISI and the Underwriter have agreed in the Underwriting Agreement to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be provided to officers, directors or controlling persons of BBISI, such indemnification, in the opinion of the Securities and Exchange Commission, is against public policy and therefore unenforceable.

         The Underwriter will not sell any Units in this Offering to accounts where it exercises discretionary authority.

         Our present shareholders have agreed with the Underwriter not to sell or otherwise dispose of any of their shares of Common Stock for a period of 12 months from the date of this Prospectus and thereafter not to sell more than 50% of their shares for an additional six months without the prior written consent of the Underwriter. BBISI has agreed with the Underwriter to refrain from issuing new shares of common stock or preferred stock below the price to purchasers under this prospectus ($6.00 per share) for a period of 24 months from the date of this prospectus (other than shares issued to employees under a Stock Option Plan) unless it receives the Underwriter's approval for the issuance.

                                  LEGAL MATTERS


         Certain legal matters in connection with the Offering, including that all of the securities sold in this Offering are validly authorized and issued and are fully paid and non-assessable, and the shares of Common Stock to be issued upon completion of the Offering will be validly authorized and issued, fully paid and non-assessable are being passed upon for us by Frank J. Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, New York 10607. Mr. Hariton owns 18,750 shares of our Common Stock and his opinion and a consent to the use of his name herein has been filed as an exhibit to the registration statement of which this prospectus forms a part.. Berlack, Israels & Liberman LLP, 120 East 45th Street, New York, New York 10036, has acted as counsel to the Underwriter.

                                     EXPERTS

         The financial statements included in this Prospectus have been audited by Simon Krowitz Bolin & Associates, P.A., 11300 Rockville Pike - Suite 800 Rockville, Maryland 20852, independent certified public accountants, for the periods and to the extent as set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

                          STATEMENT ON INDEMNIFICATION

         BBISI has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Act (the "Delaware Act") which eliminates or limits the personal liability of a director to BBISI or our stockholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under Section 145 of the Delaware Act, BBISI may indemnify each of our directors and officers against his expenses (including reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer or director to the extent he acted in good faith and in a manner reasonably believed to be in, or not opposed to the best interest of BBISI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be determined by our Board of Directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling BBISI pursuant to the foregoing provisions, BBISI has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                       BULLETIN BOARD INFORMATION SERVICES, INC.
                                                       (formerly BBIS.com, INC.)

                                                               Table of Contents

================================================================================

Financial Statements

               Independent Auditors' Report                                 F-2

               Balance Sheets                                               F-3

               Statements of Operations and Retained Earnings               F-4

               Statement of Stockholders' Equity                            F-5

               Statements of Cash Flows                                     F-6

               Notes to Financial Statements                          F-7 - F-9

                     SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                              11300 ROCKVILLE PIKE
                            ROCKVILLE, MARYLAND 20852




Independent Auditors' Report


To the Board of Directors of
Bulletin Board Information Services, Inc.
New York, New York


We have audited the accompanying balance sheet of Bulletin Board Information Services, Inc. (formerly BBIS.com, Inc.) (the Company), a development stage company as of December 31, 2000 and the related statements of operations and retained earnings and cash flows for the period from February 9, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bulletin Board Information Services, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the initial period then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been presented assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has no established source of income. This raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
------------------------------------------
Simon Krowitz Bolin & Associates, P.A.
Rockville, Maryland

April 3, 2001
April 24, 2001 (as to Note 5)


                                                               BULLETIN BOARD INFORMATION SERVICES, INC.
                                                                               (formerly BBIS.com, INC.)

                                                                           (A Development Stage Company)

                                                                                          BALANCE SHEETS


========================================================================================================
                                                                                March 31,
                                                                                   2001      December 31,
                                                                               (Unaudited)      2000
--------------------------------------------------------------------------------------------------------
ASSETS

Current Assets
        Cash                                                                   $   12,590    $   33,070
        Prepaid Fees                                                               15,000        15,000
        Due From Officer                                                              220             0
--------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                                   $   27,810    $   48,070
========================================================================================================

LIABILITY AND STOCKHOLDERS' EQUITY

Liability
        Accounts Payable                                                       $    4,500    $    9,500
--------------------------------------------------------------------------------------------------------

Stockholders' Equity
        Common Stock - $.0001 Par Value; 8,750,000 Shares
               Authorized, 987,500 Shares Issued and Outstanding                      395           395
        Preferred Stock - $.001 Par Value, 5,000,000 Shares Authorized,
               0 Shares Issued and Outstanding                                          0             0
        Paid-in Capital                                                            53,555        53,555
        Retained (Deficit) Accumulated During Development Stage                   (30,840)      (15,380)
--------------------------------------------------------------------------------------------------------

Total Stockholders' Equity                                                         23,310        38,570
--------------------------------------------------------------------------------------------------------

TOTAL LIABILITY AND STOCKHOLDERS' EQUITY                                       $   27,810    $   48,070
========================================================================================================
                                                 See auditors' report and notes to financial statements


                                                        BULLETIN BOARD INFORMATION SERVICES, INC.
                                                                        (formerly BBIS.com, INC.)

                                                                    (A Development Stage Company)

                                           STATEMENT OF OPERATIONS AND DEFICIT ACCUMULATED DURING
                                                                                DEVELOPMENT STAGE

                                                                                  For the Periods

=================================================================================================


                                                                                     February 9,
                                                                     February 9,        2000
                                                      January 1,       2000 to       (inception)
                                                    2001 to March    December 31,    to March 31,
                                                      31, 2001          2000            2001
                                                     (Unaudited)      (Audited)      (Unaudited)
-------------------------------------------------------------------------------------------------
INCOME                                               $         0     $         0     $         0
-------------------------------------------------------------------------------------------------

EXPENSES
        Accounting Fee                                         0          11,000          11,000
        Miscellaneous Expense                                 14             370             384
        Bank Charge                                            0              40              40
        Officer Compensation                               1,000               0           1,000
        Postage and Delivery                                 195               0             195
        Underwriting Expenses                             14,051           1,000          15,051
        Organization Expenses                                  0           2,970           2,970
-------------------------------------------------------------------------------------------------

TOTAL EXPENSES                                            15,260          15,380          30,640
-------------------------------------------------------------------------------------------------

NET (LOSS)                                               (15,260)        (15,380)        (30,640)

ACCUMULATED (DEFICIT) - BEGINNING                        (15,380)              0               0
-------------------------------------------------------------------------------------------------

ACCUMULATED (DEFICIT) - ENDING                       $   (30,640)    $   (15,380)    $   (30,640)
=================================================================================================


NET DEFICIT PER SHARE - BASIC                        $      (.03)    $      (.02)    $      (.03)

NET DEFICIT PER SHARE - DILUTED                      $      (.03)    $      (.02)    $      (.03)
-------------------------------------------------------------------------------------------------

SHARES USED IN PER SHARE CALCULATION - BASIC             987,500         987,500         987,500

SHARES USED IN PER SHARE CALCULATION - DILUTED           987,500         987,500         987,500
=================================================================================================
                                          See auditors' report and notes to financial statements


                                                          BULLETIN BOARD INFORMATION SERVICES, INC.
                                                                          (formerly BBIS.com, INC.)

                                                                   STATEMENT OF STOCKHOLDERS EQUITY


                                                   March 31, 2001 (Unaudited) and December 31, 2000


===================================================================================================
                                                   Common Stock            Paid-in      Retained
                                                Number       Amount        Capital      Earnings
---------------------------------------------------------------------------------------------------
Issuance - February 16, 2000                  3,950,000    $       395   $     3,555   $         0

Contributed Capital                                                           20,000

Reverse 1 for 4 Split                        (2,962,500)

Paid in Surplus                                                               30,000

(Loss) for Period February 9, 2000
 (inception) to December 31, 2000                                                          (15,380)
---------------------------------------------------------------------------------------------------

Balance - December 31, 2000                     987,500    $       395   $    53,555   $   (15,380)
===================================================================================================


(Loss) for Period January 1, 2001
 to March 31, 2001                                                                     $   (15,260)
---------------------------------------------------------------------------------------------------

Balance - March 31, 2001                        987,500    $       395   $    53,555   $   (30,640)
===================================================================================================
                                            See auditors' report and notes to financial statements


                                                             BULLETIN BOARD INFORMATION SERVICES, INC.
                                                                             (formerly BBIS.com, INC.)

                                                                         (A Development Stage Company)

                                                                              STATEMENTS OF CASH FLOWS

                                                                                       For the Periods

======================================================================================================


                                                                                           February 9,
                                                           January 1,       February         2000
                                                             2001 to       9, 2000 to     (inception)
                                                            March 31,       December      to March 31,
                                                              2001          31, 2000          2001
                                                           (Unaudited)      (Audited)      (Unaudited)
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
        Net (Loss)                                         $   (15,260)    $   (15,380)    $   (15,380)
        Adjustment to Reconcile Net Deficit to Net
        Cash Used by Operating Activities
        Due From Officer                                          (220)              0            (220)
        (Increase) in Prepaid Fee                                    0         (15,000)        (15,000)
        Decrease/Increase in Accounts Payable                   (5,000)          9,500           4,500
-------------------------------------------------------------------------------------------------------

NET CASH (USED) BY OPERATING ACTIVITIES                         20,480          20,880         (41,360)
-------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
        Contributed Paid-in-Capital                                  0          30,000          30,000
        Proceeds from Issuance of Common Stock                       0          23,950          23,950
-------------------------------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                            0          53,950          53,950
-------------------------------------------------------------------------------------------------------

NET (DECREASE) INCREASE IN CASH                                (20,480)         33,070          12,590

CASH - Beginning                                                33,070               0               0
-------------------------------------------------------------------------------------------------------

CASH - Ending                                              $    12,590     $    33,070     $    12,590
======================================================================================================
                                               See auditors' report and notes to financial statements

                                       BULLETIN BOARD INFORMATION SERVICES, INC.
                                                       (formerly BBIS.com, INC.)

                                                   (A Development Stage Company)

                                                    NOTES TO FINANCIAL STATEMENT

                                            March 31, 2001 and December 31, 2000

================================================================================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         History and Business Activity - The Company was incorporated under the laws of the State of Delaware in February 2000. The Company is in a development stage and is not yet operational. The Company intends to become a comprehensive source of information on the internet regarding companies traded on the Electronic Bulletin Board ("OTCBB"). The Company intends to develop a web-based subscriber community at its pay for access website, www.botcb.com, to utilize its information services and expects to publish an on-line magazine containing information on OTCBB companies. It will provide links to OTCBB company websites and market information. The magazine will feature research reports on OTCBB companies. The Company plans to realize revenue from subscriber fees paid by users of its website, as well as fees paid by companies for articles available on this website.

         The Company is currently planning on an offering of up to 300,000 units consisting of up to 300,000 shares of common stock, $.0001 par value and up to 600,000 redeemable warrants to purchase up to 1,000,000 shares of common stock. Each unit contains one share of common stock and two redeemable warrants. The warrants are immediately detachable from the units and exercisable at the conclusion of the offering. Each warrant entitles the holder to purchase one share for $7.00 until expiration or redemption. The warrants expire five years from the date of the Prospectus and the Company has the right to redeem the warrants at $.10 per warrant on 30 days written notice to holders provided that the closing price of the common stock, as reflected in a trading market, has been at least $8.00 for at least ten consecutive trading days during a period ending within 20 days of the giving of such notice. The Company has no warrants outstanding at December 31, 2000 or March 31, 2001.

         Cash and Cash Equivalents - For purposes of reporting cash flow, cash and cash equivalents include money market accounts.

         Basic and Diluted Net Income (Loss) per Share - Basic net deficit per share is computed using the weighted average number of common shares outstanding during the period. Diluted net deficit per share is computed using the weighted average number of common shares outstanding during the period, including conversion of any warrants to its equivalent common stock.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

                                       BULLETIN BOARD INFORMATION SERVICES, INC.
                                                       (formerly BBIS.com, INC.)

                                                   (A Development Stage Company)

                                                    NOTES TO FINANCIAL STATEMENT

                                            March 31, 2001 and December 31, 2000

================================================================================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


         Comprehensive Income - The Company has no significant components of other comprehensive income (loss) and accordingly comprehensive income
         (loss) is the same as net income (loss) for all periods.

         Common Stock - All of the Company's outstanding shares of common stock were issued in February, 2000 and are restricted securities as defined in Rule 144 under the Securities Act of 1933, as amended. The Company's Articles of Incorporation contain provisions which authorize the Board of Directors, without the consent of stockholders, to issue additional shares of common stock and issue shares of preferred stock with optional terms. Holders of common stock have non-cumulative voting rights and no preemptive or other subscription or other rights with respect to any stock issued by the Company.

         Preferred Stock - The Company has 5,000,000 shares authorized, $.001 par value, with 0 shares issued and outstanding. The preferred stock is issuable with such rights, preferences, privileges and such number of shares constituting each series to be fixed by the Board of Directors without further action by the holders of common stock or preferred stock. The Board of Directors could, without stockholder approval, issue preferred stock with voting and conversion rights, which could dilute the voting power of the holders of common stock.



NOTE 2 - INCOME TAXES

         Since the Company has not yet realized income as of the date of this report, no provision for income taxes has been made. At March 31, 2001 and December 31, 2000, a deferred tax asset has not been recorded due to the company's lack of operations to provide income to use the net operating loss carryover of $(30,640) and $(15,380) which expires in 2020.

                                       BULLETIN BOARD INFORMATION SERVICES, INC.
                                                       (formerly BBIS.com, INC.)

                                                   (A Development Stage Company)

                                                    NOTES TO FINANCIAL STATEMENT

                                            March 31, 2001 and December 31, 2000

================================================================================

NOTE 3 - CONTINGENCIES

         The Company is not currently aware of any other legal proceedings or claims that the company believes will have, individually or in the aggregate, a material adverse effect on the company's financial position or results of operations.


NOTE 4 - GOING CONCERN

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. It is the intent of the Company to seek a merger with an existing operating company. Until that time the stockholders/officers and/or directors have committed to advancing the operating costs of the Company interest free.


NOTE 5 - RELATED PARTY TRANSACTION


         The Company has entered into a consulting agreement with Madison Venture Capital II, Inc. (Madison). The agreement, dated October 1, 2001 is for five years ending September 30, 2006. This is for consulting services concerning the management of the Company and general business advice. Payments are $1,000 per month for the first four months and $2,000 thereafter.


         The principals of Madison are also shareholders of Bulletin Board Information Services, Inc.


NOTE 6 - SUBSEQUENT EVENT

         On April 9, 2001, the Company amended its Certificate of Incorporation to change its name to "Bulletin Board Information Services, Inc.".

                              (Outside back cover)
No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by BBISI or the Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the BBISI's affairs since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.


                                  TABLE OF CONTENTS
HEADING                                                                  PAGE
Where You Can Find More Information ..................................     2
Disclosure Regarding Forward Looking Statements.......................     3
Prospectus Summary....................................................     4
Risk Factors..........................................................     6
How We Intend to Use the Proceeds From the Offering ..................    15
Capitalization .......................................................    15
Determination of Offering Price.......................................    16
Dilution..............................................................    16
Our Dividend Policy...................................................    18
Overview and Plan of Operation........................................    18
Our Business..........................................................    19
Management............................................................    22
Principal Shareholders................................................    24
Certain Transactions..................................................    25
Description of Securities.............................................    25
Shares Eligible for Future Sale.......................................    29
Underwriting .........................................................    30
Legal Matters.........................................................    32
Experts...............................................................    33
Statement on Indemnification .........................................    33
Index to Financial Statements.........................................   F-1


Until , 2001 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

                    BULLETIN BOARD INFORMATION SERVICE, INC.


                                   PROSPECTUS

                                  300,000 UNITS

                                        , 2001


================================================================================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.          Indemnification of Directors and Officers.

         Article VII of the Company's Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted under the General Corporation Law of the State of Delaware ("DGCL").

         SECTION 145 of the DGCL, as amended, applies to the Company and the relevant portion of the DGCL provides as follows:

145.     Indemnification of Officers, Directors, Employees and Agents;
         Insurance.

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
         (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officer and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purpose of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Company maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries, insuring such persons against certain liabilities, including liabilities arising under the securities laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Company has given certain undertakings with respect to indemnification in connection with this Registration Statement.

Item 25.          Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee                    $    1,675.91
National Association of Securities Dealers, Inc. filing fee      $    1,112.30
Printing Costs                                                   $   10,000.00*
Blue Sky Fees and Expenses                                       $   10,000.00*
Legal fees and expenses                                          $   10,000.00*
Accounting fees and expenses                                     $    7,500.00*
Miscellaneous                                                    $    7,211.79*
                                                                 -------------
Total                                                            $   47,500.00*

* All amounts estimated except for Securities and Exchange Commission and National Association of Securities Dealers, Inc. filing fee.

         All of these expenses of issuance and distribution will be paid by the Company.

Item 26.          Recent Sales of Unregistered Securities.

         Upon its organization in February 2000, the Company sold an aggregate of 3,950,500 shares of its common stock to its thirteen founders at $.001 per share. These sales were exempt from the registration provisions of the Securities Act of 1933, as amended, by reason of section 4(2) thereof as a transaction by an issuer no involving any public offering. As a result of a one for four reverse stock split effected in October 2000, the 3,950,000 shares were reduced to 987,500 shares.

Item 27.          Exhibits.

Exhibit
Number                            Description

1.1      Form of Underwriting Agreement*

1.2      Form of Selected Dealer's Agreement*

3.1      Certificate of Incorporation of the Company.*

3.2 Certificate of Amendment to the Certificate of Incorporation of the Company effecting a one for four reverse stock split.*

3.3      By-laws of Company.*


3.4 Certificate of Amendment of the Certificate of Incorporation of the Company changing name.*

4.1      Specimen Certificate for Common Stock of the Company.*


4.2      Specimen Warrant Certificate. *

4.3      Form of Warrant Agreement *

4.4      Form of Underwriter's Unit Purchase Option*


5.1      Opinion of Frank J. Hariton*


10.1     Form of Employment Contract between the Company and Bruce Baron.*


10.2 Consulting agreement between the Company and Madison Venture Capital II, Inc.*

10.3 Supplement to consulting agreement between the Company and Madison Venture Capital II, Inc.


22.1     Subsidiaries of the registrant.
         None

23.1     Consent of Simon Krowitz Bolin & Associates, P.A.

23.2     Consent of Frank J. Hariton (included in Exhibit 5.1)


24.1     Power of Attorney *


*        Previously filed

Item 28.          Undertakings.

A.       Rule 415 Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and
(4) To provide tot he Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

B.       INDEMNIFICATION UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the Town of Roslyn and State of New York on July 19, 2001.


                                           BBIS.com, Inc.


                                           By: /s/ BRUCE BARON
                                               -------------------------------
                                               Bruce Baron, President



                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



/s/ BRUCE BARON                 Director, Chairman of the         July 19, 2001
---------------------------     Board and President
    Bruce Baron                 (Principal Executive, Accounting
                                and Financial Officer)

/s/ BRUCE BARON                 Director                          July 19, 2001
---------------------------
    Victor Di Blasi
    By Bruce Baron
    Attorney - in - Fact

/s/ BRUCE BARON                 Director                          July 19, 2001
---------------------------
    Lee B. First
    By Bruce Baron
    Attorney - in Fact